ELEVENTH AMENDMENT TO

SECURITIES LENDING AGENCY AGREEMENT

This Eleventh Amendment to Securities Lending Agency Agreement (“Amendment”) is entered into as of February 18, 2016 by and among Wells Fargo Income Opportunities Fund, Wells Fargo Multi-Sector Income Fund and Wells Fargo Utilities and High Income Fund, Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust (the “Trusts” and each a “Trust”), on behalf of their funds now existing or hereafter created (the “Funds”), and Goldman Sachs Bank USA, doing business as Goldman Sachs Agency Lending ("GSAL").

WHEREAS, the parties entered into an Securities Lending Agency Agreement dated April 1, 2010 (the “Agreement”); and

WHEREAS,each of the Funds listed on Appendix A to the Agreement retained the services of GSAL to act as its agent in lending securities from time to time held in the Custody Account to certain borrowers, on the terms and conditions set forth in the Agreement; and

WHEREAS, the parties herein wish to amend the Agreement, specifically, Appendix A to the Agreement, so that each of the Funds identified in this Amendment may also retain the services of GSAL to act as its agent on the terms and conditions set forth in the Agreement; and

NOW, THEREFORE,in consideration of the promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Amendments. The Agreement is hereby amended as follows:

a. Appendix A – The following Fund is to be added to the list of Funds of Wells Fargo Master Trust in Appendix A to the Agreement:

- Total Return Bond Portfolio

b. Appendix A – The following Fund was deleted from the list of Funds of Wells Fargo Funds Trust in Appendix A to the Agreement:

- Emerging Markets Equity Select Fund

c. Appendix A – The names of the Wells Fargo Advantage Income Opportunities Fund, Wells Fargo Advantage Multi-Sector Income Fund, Wells Fargo Advantage Utilities and High Income Fund and Income Plus Fund were changed to:

- Wells Fargo Income Opportunities Fund

- Wells Fargo Multi-Sector Income Fund

- Wells Fargo Utilities and High Income Fund

- Core Plus Bond Fund

d. Appendix A – Effective April 30, 2016, the following Funds are deleted from the list of Funds of Wells Fargo Variable Trust in Appendix A to the Agreement:

- VT Intrinsic Value Fund

- VT Small Cap Value Fund

- VT Total Return Bond Fund

e. Appendix A – Effective on or about May 1, 2016, the following Fund is added to the list of Funds of Wells Fargo Funds Trust in Appendix A to the Agreement:

- Small Cap Core Fund

f. Appendix A – Effective in the 3rd quarter of 2016, the High Income Fund will merge into the High Yield Bond Fund.

g. Schedule 2.  The following are to be added to the list of Approved Borrowers in Schedule 2 to the Agreement:

- BMO Capital Markets Corporation

- Commerz Markets LLC

- Scotia Capital Incorporated

2. Recitals Incorporated; Definitions.

The foregoing recitals are true and correct and by this reference are incorporated herein.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3. Appendices, Schedules and Exhibits Incorporated.

All appendices and schedules referenced in this Amendment are incorporated herein.

4. Continuing Provisions of the Agreement.

Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

5. Counterpart Signatures.

This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement.

IN WITNESS WHEREOF, the parties have caused this Eleventh Amendment to be executed and delivered as of the date first above written.

WELLS FARGO INCOME OPPORTUNITIES FUND

WELLS FARGO MULTI-SECTOR INCOME FUND,

each on behalf of itself as a Lender listed on Appendix A as amended from time to time

            By____________________________

                        Name:  Jeremy DePalma

                        Title:  Treasurer

WELLS FARGO UTILITIES AND HIGH INCOME FUND

            By____________________________

                        Name:  Jeremy DePalma

                        Title:  Assistant Treasurer

WELLS FARGO FUNDS TRUST

WELLS FARGO MASTER TRUST

WELLS FARGO VARIABLE TRUST,

each on behalf of their respective Lenders listed on Appendix A as amended from time to time

            By____________________________

                        Name:  Jeremy DePalma

                        Title:  Treasurer

GOLDMAN SACHS BANK USA

            By____________________________

                        Name:  Christel Carroll

                        Title:  Vice President

APPENDIX A

LENDERS

As of February 18, 2016

WELLS FARGO FUNDS TRUST

WELLS FARGO MASTER TRUST

WELLS FARGO VARIABLE TRUST

WELLS FARGO INCOME OPPORTUNITIES FUND

WELLS FARGO MULTI-SECTOR INCOME FUND

WELLS FARGO UTILITIES AND HIGH INCOME FUND

Wells Fargo Funds Trust

Asia Pacific Fund

Asset Allocation Fund

Capital Growth Fund

C&B Mid Cap Value Fund

Common Stock Fund

Conservative Income Fund

Core Plus Bond Fund

Disciplined U.S. Core Fund

Discovery Fund

Diversified Capital Builder Fund

Diversified Income Builder Fund

Diversified International Fund

Emerging Markets Equity Fund

Endeavor Select Fund

Enterprise Fund

Global Opportunities Fund

Growth Fund

High Income Fund1

High Yield Bond Fund

High Yield Municipal Bond Fund

International Bond Fund

International Equity Fund

Intrinsic Value Fund

Intrinsic World Equity Fund

Large Cap Core Fund

Large Cap Growth Fund

Large Company Value Fund

Mid Cap Disciplined Fund

Omega Growth Fund

Opportunity Fund

Precious Metals Fund

Premier Large Company Growth Fund

Short-Term Bond Fund

Short-Term High Yield Bond Fund

Small Cap Disciplined Fund

Small Cap Core Fund2

Small Cap Opportunities Fund

Special Small Cap Value Fund

Specialized Technology Fund

Strategic Income Fund

Traditional Small Cap Growth Fund

Ultra Short-Term Income Fund

Utility and Telecommunications Fund

Wells Fargo Master Trust

C&B Large Cap Value Portfolio

Core Bond Portfolio

Diversified Fixed Income Portfolio

Diversified Large Cap Growth Portfolio

Emerging Growth Portfolio

Equity Income Portfolio

Index Portfolio

International Growth Portfolio

International Value Portfolio

Managed Fixed Income Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Total Return Bond Portfolio

Wells Fargo Variable Trust

VT Discovery Fund

VT Index Asset Allocation Fund

VT International Equity Fund

VT Intrinsic Value Fund3

VT Omega Growth Fund

VT Opportunity Fund

VT Small Cap Growth Fund

VT Small Cap Value Fund4

VT Total Return Bond Fund5

Wells Fargo Income Opportunities Fund

Wells Fargo Multi-Sector Income Fund

Wells Fargo Utilities and High Income Fund

1On February 18, 2016, the Board of Trustees of Wells Fargo Funds Trust approved the reorganization of the High Income Fund into the High Yield Bond Fund.  Upon shareholder approval, the fund reorganization will become effective in the third quarter of 2016.

2On November 18, 2015, the Board of Wells Fargo Funds Trust approved the establishment of the Wells Fargo Small Cap Core Fund and the reorganization of the Golden Small Cap Core Fund (“Golden Small Cap Fund”) into the Wells Fargo Small Cap Core Fund.  Subject to approval by the Board of Forum Funds and shareholders of the Golden Small Cap Fund (the “Small Cap Core Reorganization”), the Small Cap Core Reorganization will become effective in May 2016.

3On November 18, 2015 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Intrinsic Value Fund effective on or about April 30, 2016.

4On November 18, 2015 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Small Cap Value Fund effective on or about April 30, 2016.

5On November 18, 2015 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Total Return Bond Fund effective on or about April 30, 2016.